UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2012

DOCUMENT SECURITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

New York	001-32146	16-1229730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

First Federal Plaza, Suite 1525 28 East Main Street Rochester, NY		14614
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (585) 325-3610

______________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.02 Termination of a Material Definitive Agreement.

On February 29, 2012, Document Security Systems, Inc. (the “Company”) entered into a Purchase, Amendment and Escrow Agreement (the “Purchase Agreement”) among Barry Honig (“Honig”), Neil Neuman (“Neuman”) and Grushko & Mittman, P.C. whereby Honig purchased, for $578,396.42, a commercial term note dated June 29, 2011 which was previously entered into among the Company, Plastic Printing Professionals, Inc., a wholly owned subsidiary of the Company, and Neuman, as lender, in the original principal amount of $650,000 (the “Note”).

In connection with the sale and transfer of the Note to Honig, the Company agreed to amend certain terms of the Note pursuant to an allonge entered into on February 29, 2012 (the “Allonge”). Pursuant to the Allonge, Honig has the right to convert the principal and any interest due under the Note into shares of the Company’s common stock at a conversion price of $3.30 per share, subject to adjustment upon certain corporate events as set forth in the Allonge. The terms of the Purchase Agreement and the Allonge are more fully described in the Company’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on March 2, 2012.

On March 13, 2012, Honig converted the remaining $413,396 of Note principal and $1,239.20 of accrued Note interest which, in conjunction with a prior conversion of $165,000 of Note principal on March 2, 2012, has effectively retired the Note. As of March 13, 2012, the Company has no further obligations for payment of principal and interest under the Note. Honig received a total of 175,710 shares of the Company’s common stock as a result of the above conversion transactions.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

On March 2, 2012 Honig was issued 50,000 shares of common stock of the Company in consideration for the conversion of $165,000 of the outstanding principal amount of the Note. On March 13, 2012 Honig was issued 125,710 shares of common stock in consideration for the conversion of the balance of the outstanding principal amount of the Note and all accrued interest thereon. The price per share of said above debt conversions was $3.30. The Company did not receive any proceeds from the issuance of the shares other than the reduction of debt. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOCUMENT SECURITY SYSTEMS, INC.

Dated: March 14, 2012	By:	/s/ Patrick A. White
Patrick A. White
Chief Executive Officer